Exhibit 10.1

Execution Version

LOAN SALE AGREEMENT

This Loan Sale Agreement (“Agreement”), dated as of October 3, 2014, is entered into by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital” and, in its capacity as administrative agent, the “Agent”), the other entities listed as “Sellers” on the signature pages hereto (together with the Agent, collectively, the Sellers”), General Retail Holdings L.P., a Cayman limited partnership (“GRH”), and General Retail Funding LLC, a Delaware limited liability company (“GR Funding”, and together with GRH, the “Purchasers” and each a “Purchaser”), and, solely with respect to Section 7(h) hereof, Standard General Master Fund L.P., Standard General OC Master Fund L.P., P Standard General Ltd. and Standard General Focus Fund L.P. (collectively, “Standard General”).

RECITALS

The following recitals form the basis for and are a material part of this Agreement:

WHEREAS, Sellers have extended certain loans, commitments and other financial accommodations (collectively, the “Loans”) to or for the benefit of RadioShack Corporation, a Delaware corporation (“Borrower”);

WHEREAS, the Loans are evidenced by that certain Credit Agreement, dated as of December 10, 2013, among the Borrower, the other Persons party thereto that are designated as Credit Parties, Agent, and the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; together with the other instruments, documents, and agreements executed or delivered in connection therewith and listed on Exhibit A hereto, the “Loan Documents”). Capitalized terms used herein without definition are used as defined in the Credit Agreement;

WHEREAS, the Loans are secured by certain property and assets of the Credit Parties as more fully described in the Loan Documents; and

WHEREAS, each Seller has agreed to sell and assign to the Purchasers, and the Purchasers have agreed to acquire and purchase from such Seller, all of such Seller’s right, title and interest in and to the Loans, the Commitments and the Loan Documents.

NOW, THEREFORE, for valuable consideration received to their satisfaction, the parties hereto agree as follows:

1. Purchase and Sale; Purchase Price; Cash Collateral.

(a) On the Closing Date (as defined below):

(i) pursuant to the form of Assignment attached hereto as Exhibit B (the “Assignment”), the Sellers agree to assign, transfer, convey and sell, for themselves and their respective successors and assigns, to the Purchasers, their successors and assigns, and each of GRH and GR Funding hereby agrees to accept, purchase and assume, for itself and its successors and assigns, (A) all of the Sellers’ respective right, title, interest and obligations in, to and under the Loans, the Commitments and the Loan Documents, and any other documents or instruments delivered pursuant thereto to the extent related to the Term Loan and Revolving Loan Commitments to be acquired by any Purchaser as set forth in Schedule 1 hereto (including, without limitation, any letters of credit, guarantees, and swingline loans), and (B) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Sellers (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (A) above;

(ii) in consideration of such assignment, the Purchasers collectively will pay to GE Capital (for distribution to the Sellers in accordance with their respective pro rata shares of the Loans) (A) one hundred forty-two million six hundred ninety-nine thousand seven hundred fifty-four dollars and 18/00 ($142,699,754.18) and (B) an assignment fee equal to twelve and one-half basis points (0.125%) of the total Loans and Commitments held by the Sellers (collectively, the “Purchase Price”); and

(iii) the Purchasers will deliver to GE Capital a back-stop letter of credit issued by Wells Fargo Bank, N.A. with a face amount equal to 105% of the Letter of Credit Obligations as of the Closing Date (the “Backstop LC”) for purposes of reimbursement of draws under, and satisfying other Letter of Credit Obligations (including, without limitation, any fees and expenses in connection therewith) relating to, the outstanding Letters of Credit listed on Exhibit C hereto (the “Continuing L/Cs”).

The Purchase Price shall be delivered to GE Capital, via wire transfer, in immediately available good funds, in accordance with the following wire instructions:

Deutsche Bank Trust Company America

ABA# 021001033

Account # 50279513

Account Name: GECC CFS CIF Collection Acct

Reference: CFL1057

In the event that the Purchase Price is received after 3:00 p.m. (New York, New York time) on the Closing Date, the Purchase Price shall be deemed to have been received on the next succeeding Business Day and shall increase to include an additional day’s interest and fees on the Loans, calculated by GE Capital in its capacity as Agent pursuant to the terms of the Loan Documents.

(b) (i) All payments made by any Credit Party or any other obligor under the Loans which have been paid to any Seller on or before the Closing Date shall belong to such Seller; (ii) any and all such payments paid to any Seller after the Closing Date shall belong to the Purchasers; and (iii) following the Closing Date, any and all such payments received by any Seller shall be held by such Seller for the benefit of the Purchasers and promptly delivered to the Purchasers.

2. Sellers’ Representations and Warranties.

(a) Each Seller, as of the date hereof, hereby

(i) represents and warrants to the Purchasers that (A) such Seller has full power and authority, and has taken all actions necessary for it, to execute and deliver this Agreement and the Assignment and to consummate the transactions contemplated hereby, (B) it is the sole legal and beneficial owner of its interest in the Loans, the Commitments and Loan Documents and the other rights transferred hereby and that such interest is free and clear of any Lien and other adverse claims and (C) by executing and delivering this Agreement and the Assignment, the Person executing and delivering this Agreement and the Assignment on behalf of such Seller is an authorized signer for such Seller and is authorized to execute and deliver this Agreement and the Assignment, as applicable, and upon such execution and delivery, this Agreement and the Assignment, as applicable, are the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by equity;

(ii) represents and warrants that there are no participant lenders to the Loans held by such Seller;

(iii) (A) represents and warrants that such Seller is sophisticated with respect to decisions to transfer assets of the type represented by the Sellers’ interest in the Loans, the Commitments and the Loan Documents assigned to it pursuant to the Assignment and either such Seller or the Person exercising discretion in making the decision for such assignment is experienced in transferring assets of such type, and confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Assignment and (B) acknowledges and agrees that the Purchasers and their respective Affiliates may have acquired material non-public information with respect to the Credit Parties, which such Seller agrees need not be provided to it and covenants not to sue any Purchaser in connection therewith;

(iv) makes no other representation or warranty and assumes no responsibility, including, with respect to any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of, or the validity, perfection or priority of any Liens on, any Collateral;

(v) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith; and

(vi) attaches copies of any Notes held by it evidencing at least in part such Seller’s interest in the Loan Documents (or, if applicable, an affidavit of loss or similar affidavit therefor).

(b) GE Capital, in its capacity as Agent, hereby represents and warrants that, as of the date hereof, the Sellers collectively comprise all Lenders under the Loan Documents.

(c) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2(a) AND 2(b) ABOVE, NO REPRESENTATIONS OR WARRANTIES, OF ANY TYPE OR NATURE WHATSOEVER, ARE OR HAVE BEEN MADE BY ANY SELLER OR ANYONE ACTING ON BEHALF OF ANY SELLER. PARTICULARLY, WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO SELLER MAKES ANY WARRANTIES OR REPRESENTATIONS REGARDING: (i) THE COLLECTIBILITY OF THE LOANS; (ii) THE FORM OR SUFFICIENCY OF THE LOAN DOCUMENTS; (iii) THE CREDITWORTHINESS OF ANY CREDIT PARTY; (iv) THE EXISTENCE OR VALUE OF, OR THE VALIDITY, PERFECTION OR PRIORITY OF ANY LIENS ON, ANY COLLATERAL; (v) THE ENFORCEABILITY OF THE LOAN DOCUMENTS; (vi) THE COMPLIANCE OF ANY PORTION OF THE LOAN DOCUMENTS; OR (vii) ANY AND ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, ORDINANCES, PERMITS, RULES, REGULATIONS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LAWS. EXCEPT AS SET FORTH IN THIS AGREEMENT, THIS AGREEMENT IS WITHOUT RECOURSE TO SELLERS.

(d) All representations, warranties, covenants and agreements made by Sellers herein shall survive the Closing Date.

3. Purchasers’ Representations, Warranties and Covenants. Each Purchaser, as of the date hereof, hereby

(a) represents and warrants to Sellers that (i) such Purchaser has full power and authority, and has taken all actions necessary for such Purchaser, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Sellers’ interest in the Loans, the Commitments and Loan Documents assigned to it pursuant to the Assignment and either such Purchaser or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, and confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Assignment and (iii) by executing and delivering this Agreement and the Assignment, the Person executing and delivering this Agreement and the Assignment on behalf of such Purchaser is an authorized signer for Purchaser and is authorized to execute and deliver this Agreement and the Assignment, and upon such execution and delivery, this Agreement and the Assignment are the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by equity;

(b) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender;

(c) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Seller, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time;

(d) acknowledges and agrees that the Sellers and their respective Affiliates may have acquired material non-public information with respect to the Credit Parties, which such Purchaser agrees need not be provided to it and covenants not to sue any Seller in connection therewith; and

(e) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages of the Assignment.

4. Prior Inspection and Due Diligence by Purchasers.

EACH PURCHASER CONFIRMS AND ACKNOWLEDGES THAT SUCH PURCHASER HAS BEEN GIVEN AN OPPORTUNITY TO MAKE SUCH INQUIRIES, INSPECTIONS, REVIEWS OR OTHER INVESTIGATIONS THAT PURCHASER DEEMS NECESSARY AND APPROPRIATE TO VALUE THE LOAN DOCUMENTS. EACH PURCHASER IS RELYING ENTIRELY ON SUCH PURCHASER’S OWN INSPECTION AND EVALUATION OF THE LOAN DOCUMENTS AND IS NOT RELYING ON ANY REPRESENTATION, WARRANTY, ASSURANCE OR STATEMENT OF ANY KIND MADE BY ANY SELLER OR ANY AGENT OF ANY SELLER, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED IN SECTION 2 ABOVE.

5. Conditions to Closing. The closing of the sale of the Loans and Commitments by Sellers to Purchasers shall take place no later than October 3, 2014 (the date of such sale, the “Closing Date”) at the offices of GE Capital’s counsel, King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, commencing at 10:00 a.m. local time on such date. On the Closing Date,

(a) (i) all of the Purchasers’ representations and warranties in Section 3 above shall be true and correct in all material respects as of the Closing Date, (ii) each Purchaser, at such Purchaser’s sole cost and expense, shall deliver or cause to be delivered to GE Capital the Assignment, duly executed by such Purchaser and the Purchasers shall have delivered the Purchase Price pursuant to Section 1 above (for distribution to the Sellers in accordance with their respective pro rata shares of the Loans and Commitments), (iii) the Purchasers, at their sole cost and expense, shall deliver or cause to be delivered to GE Capital the Backstop LC, and (iv) Borrower shall have paid all of Sellers’ third party out-of-pocket expenses incurred in connection with the transaction contemplated by this Agreement or otherwise payable under the Credit Agreement, including, without limitation, Sellers’ attorneys’ fees; and

(b) (i) all of the Sellers’ representations and warranties in Section 2 above shall be true and correct in all material respects as of the Closing Date, and (ii) each Seller shall deliver or cause to be delivered to the Purchasers (A) the Assignment executed by such Seller, (B) any Notes held by it evidencing at least in part such Seller’s interest in the Loan Documents (or, if applicable, an affidavit of loss or similar affidavit therefor), and (C) all collateral securing the Loans and Commitments in which Sellers have perfected a security interest by way of possession of such collateral, including, without limitation, any stock certificates and promissory notes;

(c) GE Capital shall deliver to Cantor Fitzgerald Securities (the “Successor Agent”) originals of the Loan Documents to the extent original copies exist and are in its possession or control, and all collateral securing the Loans and Commitments in which GE Capital, as Agent, has a perfected security interest by way of possession of such collateral, including, without limitation, any stock certificates and promissory notes;

(d) GE Capital shall receive a duly executed copy of that certain Agency Transfer Agreement, dated as of the date hereof (the “Agency Transfer Agreement”), by and among GE Capital, the Lenders signatory thereto, the Successor Agent, the Borrower, and the other Persons party thereto that are designated as “Credit Party” on the signature pages thereto, in form and substance satisfactory to GE Capital; and

(e) all documents necessary to effectuate a transfer to the Purchasers of Sellers’ rights and obligations under any Control Agreements shall have been duly executed by the parties thereto.

6. Additional Agreements.

(a) Notwithstanding anything herein to the contrary, if at any time on or after the Closing Date, all or any portion of the Purchase Price paid to Sellers is voided or rescinded or must otherwise be returned by any Seller upon the Borrower’s or any other Credit Party’s insolvency, bankruptcy, reorganization or otherwise, all as though such payment had not been made, the obligation to pay such amount so voided, rescinded or returned, shall be reinstated.

(b) The Borrower hereby agrees that each of the Continuing L/Cs shall expire on its current expiration date without giving effect to any evergreen provisions set forth therein. Within thirty (30) days following the cancellation or expiration of the Continuing L/Cs, the Purchasers shall be entitled to reduce the face amount of the Backstop LC in an amount equal to 100% of cancelled or expired Continuing L/C; provided that at no time shall the face amount of the Backstop LC be less than 105% of the face amount of the outstanding Continuing L/Cs.

(c) The parties hereto hereby acknowledge and agree that the terms and provisions of Section 8.8 (Expenses; Indemnities; Withholding), Section 9.5 (Costs and Expenses) and Section 9.6 (Indemnity) of the Credit Agreement (as in effect on the Closing Date) shall continue to survive for the benefit of Sellers and their respective Related Persons with respect to all matters arising out of or in connection with the Credit Agreement and the other Loan Documents prior to the Closing Date.

(d) The Company hereby agrees that the outstanding principal amounts of the outstanding Term Loan and Revolving Loans and the principal amount of the Revolving Loan Commitments as of the Closing Date are accurately stated in the Assignment Agreement.

(e) The Company hereby agrees that except for the unused Revolving Loan Commitments and the indemnifications obligations of the Sellers set forth in the Loan Documents, there are no outstanding funding obligations of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Loans, the Commitments or the Loan Documents (including any obligation to make advances or to purchase participations in letters of credit or loans under any Loan Documents or any obligation relating to any currency or interest rate swap, hedge, or similar arrangement) that any Seller or any Purchaser is or shall be required to pay or otherwise perform.

(f) The Company hereby agrees that Exhibit A sets forth each of the material agreements or documents (other than the Fee Letter) entered into between GE Capital or any Seller on the one hand and any Credit Party on the other hand relating to the Loans

(g) Promptly after the Closing Date, each Seller agrees to deliver to the Purchasers originals of the Loan Documents (including any original Notes) to the extent in such Seller’s possession or control.

7. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of each party hereto and each of their respective permitted successors and assigns, and nothing in this Agreement is intended to confer upon any other person, whether or not named herein, any rights or remedies of any nature whatsoever under or by reason of this Agreement, provided, that the Purchasers may not assign their interests in this Agreement without the prior written consent of Sellers.

(b) This Agreement cannot be changed or terminated orally; this Agreement may not be amended except by an instrument in writing signed by the parties hereto. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement, and this Agreement, together with the Assignment and any other documents executed in connection herewith, are the entire agreement among the parties hereto relating to the subject matter hereof.

(c) The recitals to this Agreement are an integral part of this Agreement and are incorporated herein as a part of this Agreement.

(d) If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement.

(e) Headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(f) The parties hereto hereby agree to execute and deliver all such documents and instruments and do all such other reasonable acts and things as may be necessary and appropriate to carry out the provisions of this Agreement.

(g) All notices given under this Agreement shall be the same as set forth in the Loan Documents.

(h) In consideration for Sellers’ agreements hereunder, and except for Sellers’ obligations hereunder, the Purchasers, Standard General and each of the Credit Parties, on behalf of themselves and their respective successors, assigns, and affiliates, and any person claiming through them, hereby release and discharge Sellers (in their individual capacities, as Lenders, as L/C Issuers, as applicable, and, in the case of GE Capital, also in its capacity as Agent and DACA Agent (as defined in the Agency Transfer Agreement)) and their respective predecessors, successors, assigns and Affiliates, and their respective directors, officers, shareholders, members, agents, employees, representatives, affiliates, subsidiaries, and attorneys (collectively, the “Releasees”) of and from, and hereby waive and covenant not to bring any action against the Releasees regarding, any and all claims, rights, actions, demands, injuries, damages, compensation, or causes of action of every kind and nature, whether foreseen or unforeseen, contingent or actual, liquidated or unliquidated, known or unknown, whether in tort or contract, which the Purchasers, Standard General or any of the Credit Parties have against any of the Releasees, or which might or could arise under state, federal, or local law, including common law, from the beginning of the world up to and including the date hereof (the “Claims”). Each of the Credit Parties, on behalf of itself and its respective successors, assigns, and affiliates, and any person claiming through them, hereby release and discharge each of Standard General and the Purchasers (in their individual capacities, as Lenders or as L/C Issuers, as applicable) and their respective predecessors, successors, assigns and Affiliates, and their respective directors, officers, shareholders, members, agents, employees, representatives, affiliates, subsidiaries, and attorneys (collectively, the “Purchaser Releasees”) of and from, and hereby waive and covenant not to bring any action against the Purchaser Releasees regarding any Claims arising out of or in connection with any action taken or omitted to be taken by GE Capital, the Purchaser Releasees or any Seller under or in connection with any of the Loan Documents prior to the date of this Agreement (the “Released Claims”). As a consequence of this paragraph and for the purpose of implementing a general, full and complete release and discharge of the Releasees and, solely with respect to the Credit Parties, the Purchaser Releasees of the Released Claims, the Purchasers, Standard General and the Credit Parties expressly acknowledge that the Claims and the Released Claims are intended to include, without limitation, Claims and Released Claims of which they are unaware or do not expect to exist in their favor, and that this release contemplates the release and discharge of any and all of the Claims and Released Claims. The Purchasers, Standard General and the Credit Parties acknowledge and agree that the possibility that unknown Claims and Released Claims may exist, being known and understood by them, has been explicitly considered and taken into account in their execution hereof, for the purpose of implementing a full and complete release and discharge of the Releasees and, solely with respect to the Credit Parties, the Purchaser Releasees. The Credit Parties acknowledge and agree that Standard General and the Purchasers and their respective Affiliates are third party beneficiaries of the release provided to the Releasees under this Section 7(h).

(i) Each Seller acknowledges that: (i) its sale of its interest in the Loans and Commitments, the Loan Documents and the other rights transferred hereby to the Purchasers is irrevocable; (ii) such Seller shall have no recourse to the Loans and Commitments, Loan Documents or the other rights transferred hereby except for contingent indemnification obligations for matters arising prior to the effectiveness of this Agreement; and (iii) such Seller shall have no recourse to any Purchaser, except for (x) such Purchaser’s breaches of its representations, warranties or covenants and (y) such Purchaser’s indemnities, in each case as expressly stated in this Agreement. Each Purchaser acknowledges that: (i) its acquisition of the interest in the Loans and Commitments, the Loan Documents and the other rights transferred hereby by the Seller is irrevocable and (ii) such Purchaser shall have no recourse to any Seller, except for (x) such Seller’s breaches of its representations, warranties or covenants and (y) such Seller’s indemnities, in each case as expressly stated in this Agreement.

(j) The Purchasers and each Credit Party shall indemnify and hold harmless each Seller, GE Capital in its role as DACA Agent, and their affiliates and their respective officers, directors, employees, attorneys, agents and representatives (each, a “Seller Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, any and all sales, use and transfer taxes, and reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted by the Purchasers, any Credit Party, any affiliate thereof or any third party against or incurred by any such Seller Indemnified Person in connection with or arising out of this Agreement or the Agency Transfer Agreement; provided, that (x) none of the Purchasers or any Credit Party shall be liable for any indemnification to any Seller Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Seller Indemnified Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, and (y) no Purchaser shall be liable for any indemnification to any Seller Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from any action taken or omitted to be taken by GE Capital, any Seller or any Seller Indemnified Person prior to the date of this Agreement.

(k) Each Seller, severally, but not jointly, shall indemnify and hold harmless each Purchaser and its affiliates and their respective officers, directors, employees, attorneys, agents and representatives (each, a “Purchaser Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, any and all sales, use and transfer taxes, and reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted by any Seller, any affiliate thereof or any third party against or incurred by any such Purchaser Indemnified Person as a result of, or arising out of a breach of, any of such Seller’s representations, warranties, covenants or agreements in this Agreement.

(l) Borrower and the other Credit Parties hereby ratify, confirm and acknowledge: (i) the validity and binding nature, both at the time of delivery and on the Closing Date, of the Loan Documents, all of Borrower’s and the other Credit Parties’ obligations thereunder, and all rights and remedies of the Purchasers thereunder as successors to Sellers; and (ii) the obligations, indebtedness, and liabilities of Borrower and the other Credit Parties under the Loan Documents and that all sums advanced thereunder are duly and properly secured for the full extent thereof as provided in the Loan Documents, without known defense, offset, claim, or counterclaim of any kind whatsoever.

(m) THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY STATE OTHER THAN THE STATE OF NEW YORK. THE CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.

(n) EACH OF THE PARTIES HERETO UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THE PARTIES PURSUANT HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(o) This Agreement may be executed in any number of counterparts, by original, PDF, or facsimile signature, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Seller

By:	/s/ Charles D. Chiodo
Name: Charles D. Chiodo
Title: Duly Authorized Signatory

SIEMENS FINANCIAL SERVICES, INC., as a Seller

By:	/s/ James Tregillies
Name: James Tregillies
Title: Vice President

By:	/s/ Jeff Berger
Name: Jeff Berger
Title: VP, Head of Business Admin

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, as a Seller

By:	/s/ Michael Claybar
Name: Michael Claybar
Title: Portfolio Manager

ALLY BANK, as a Seller

By:	/s/ Michael Malcangi
Name: Michael Malcangi
Title: Director Ally Corporate Finance

CIT FINANCE LLC, as a Seller

By:	/s/ Renee M. Singer
Name: Renee M. Singer
Title: Managing Director

[Signature Page to GE Loan Sale Agreement]

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as a Seller

By:	/s/ James M. Ray
Name: James M. Ray
Title: Senior Vice President

GENERAL RETAIL HOLDINGS L.P., a Cayman limited partnership, as Purchaser

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer

GENERAL RETAIL FUNDING LLC, a Delaware limited liability company, as Purchaser

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer

[Signature Page to GE Loan Sale Agreement]

Solely with respect to Section 7(h) hereof:

STANDARD GENERAL MASTER FUND L.P.

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer of its Investment Manager

STANDARD GENERAL OC MASTER FUND L.P.

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer of its Investment Manager

P STANDARD GENERAL LTD.

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer of its Investment Manager

STANDARD GENERAL FOCUS FUND L.P.

By:	/s/ Joseph Mause
Name: Joseph Mause
Title: Chief Financial Officer of its Investment Manager

[Signature Page to GE Loan Sale Agreement]

AGREED TO AND ACKNOWLEDGED BY:

RADIOSHACK CORPORATION, a Delaware corporation, as Borrower		RADIOSHACK CUSTOMER SERVICE LLC, a Virginia limited liability company, as a Credit Party

By:	/s/ Joseph Magnacca	By:	/s/ Joel H. Tiede
Name: Joseph Magnacca		Name: Joel H. Tiede
Title: Chief Executive Officer		Title: President

SCK, INC., a Delaware corporation, as a Credit Party		TANDY FINANCE CORPORATION, a Delaware corporation, as a Credit Party

By:	/s/ Robert C. Donahoo	By:	/s/ Robert C. Donahoo
Name: Robert C. Donahoo		Name: Robert C. Donahoo
Title: President and Secretary		Title: President and Secretary

RADIOSHACK GLOBAL SOURCING LIMITED PARTNERSHIP, a Nevada limited partnership, as a Credit Party By: RadioShack Corporation, its General Partner		TE ELECTRONICS LP, a Delaware limited partnership, as a Credit Party By: RadioShack Corporation, its General Partner

By:	/s/ Joseph Magnacca	By:	/s/ Joseph Magnacca
Name: Joseph Magnacca		Name: Joseph Magnacca
Title: Chief Executive Officer		Title: Chief Executive Officer

IGNITION L.P., a Texas limited liability company, as a Credit Party By: RadioShack Corporation, its General Partner		TRS QUALITY, INC., a Delaware corporation, as a Credit Party

By:	/s/ Joseph Magnacca	By:	/s/ Joel H. Tiede
Name: Joseph Magnacca		Name: Joel H. Tiede
Title: Chief Executive Officer		Title: President

RADIOSHACK GLOBAL SOURCING CORPORATION, a Nevada corporation, as a Credit Party		MERCHANDISING SUPPORT SERVICES, INC., a Nevada corporation, as a Credit Party

By:	/s/ Robert C. Donahoo	By:	/s/ William R. Russum
Name: Robert C. Donahoo		Name: William R. Russum
Title: President and Secretary		Title: President

[SIGNATURE PAGE - LOAN SALE AGREEMENT FOR RADIOSHACK ABL CREDIT FACILITY]

ITC SERVICES, INC., a Texas corporation, as a Credit Party		TANDY INTERNATIONAL CORPORATION, a Nevada corporation, as a Credit Party

By:	/s/ Robert C. Donahoo	By:	/s/ Robert C. Donahoo
Name: Robert C. Donahoo		Name: Robert C. Donahoo
Title: President and Secretary		Title: President and Secretary

TANDY HOLDINGS, INC., a Nevada corporation, as a Credit Party		RADIOSHACK GLOBAL SOURCING, INC., a Nevada corporation, as a Credit Party

By:	/s/ Robert C. Donahoo	By:	/s/ Robert C. Donahoo
Name: Robert C. Donahoo		Name: Robert C. Donahoo
Title: President and Secretary		Title: President and Secretary

[SIGNATURE PAGE - LOAN SALE AGREEMENT FOR RADIOSHACK ABL CREDIT FACILITY]